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                                                           Exhibit (a)(1)(vi)


                                   SCHEDULE C

                TRANSACTIONS AND ARRANGEMENTS CONCERNING OPTIONS

      This Schedule C is intended to update the transactions the executive officers and directors of Sanmina-SCI have had involving options to purchase our common stock or in our common stock and updates the disclosure in Section 14 of the Offer to Exchange. In the 60 days prior to and including February 3, 2003, the executive officers and directors of Sanmina-SCI had the following transactions involving options to purchase our common stock or in our common stock:

      - On December 9, 2002, Wayne Shortridge purchased 2083.33 Phantom Stock Units at $3.84 per share pursuant to a deferred compensation arrangement.

      - On December 9, 2002, Jackie Ward purchased 1822.92 Phantom Stock Units at $3.84 per share pursuant to a deferred compensation arrangement.

      - On December 9, 2002, Bernard Vonderschmitt purchased 1562.50 Phantom Stock Units at $3.84 per share pursuant to a deferred compensation arrangement.

      - On December 9, 2002, Joseph Schell purchased 2083.33 Phantom Stock Units at $3.84 per share pursuant to a deferred compensation arrangement.

      - On January 27, 2003, Wayne Shortridge purchased 3589.74 Phantom Stock Units at $3.90 per share pursuant to a deferred compensation arrangement.

      - On January 27, 2003, Jackie Ward purchased 3589.74 Phantom Stock Units at $3.90 per share pursuant to a deferred compensation arrangement.

      - On January 28, 2003, Bernard Vonderschmitt purchased 3571.43 Phantom Stock Units at $3.92 per share pursuant to a deferred compensation arrangement.

      - On January 28, 2003 Jure Sola transferred his outstanding nonstatutory stock options to the Sola Family Trust.

      Except as otherwise described above, to our knowledge there have been no transactions in options to purchase our shares or in our shares which were effected during the 60 days prior to and including February 3, 2003 by Sanmina-SCI or, to our knowledge, by any executive officer or director of Sanmina-SCI.